EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statement dated September 19, 2003 of Fifth Third Bancorp on Form S-8 of our report dated August 22, 2003, appearing in this Annual Report on Form 11-K of the Fifth Third Bancorp Frozen Successor Plan for the year ended December 31, 2002.

/s/    DELOITTE & TOUCHE LLP

Cincinnati, OH

September 19, 2003